Exhibit 4.1

EXECUTION VERSION

SUPPLEMENT NO. 1 TO SYNCHRONYSERIES INDENTURE SUPPLEMENT

THIS SUPPLEMENT NO. 1 TO SYNCHRONYSERIES INDENTURE SUPPLEMENT, dated as of May 28, 2021 (this “Agreement”), is entered into between: (i) Synchrony Card Issuance Trust, a Delaware statutory trust, as issuer (the “Issuer”); and (ii) The Bank of New York Mellon, a New York state chartered bank, as indenture trustee under the Master Indenture referred to below (in such capacity, the “Indenture Trustee”).

WHEREAS, the Indenture Trustee and the Issuer are parties to (i) the Amended and Restated Master Indenture, dated as of May 1, 2018, (the “Master Indenture”) and (ii) the SynchronySeries Indenture Supplement, dated as of September 26, 2018 (as further amended and supplemented from time to time prior to the date hereof, the “SynchronySeries Indenture Supplement”);

WHEREAS, the parties hereto intend to amend the SynchronySeries Indenture Supplement;

WHEREAS, this Agreement is being entered into pursuant to Section 9.01 of the Master Indenture and all conditions precedent to the execution of this Agreement, as set forth in such Section 9.01, have been satisfied; and

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. DEFINITIONS. As used herein, (a) capitalized terms which are defined in the preamble hereto shall have the meanings as so defined and (b) capitalized terms not so defined shall have the meanings set forth in the Master Indenture or the SynchronySeries Indenture Supplement, as amended hereby.

SECTION 2. AMENDMENT TO SynchronySeries INDENTURE SUPPLEMENT.

The SynchronySeries Indenture Supplement is hereby amended as follows:

(a)       Section 1.01 of the SynchronySeries Indenture Supplement is amended by revising the definition of “SynchronySeries Floating Allocation Percentage” by deleting “after” where it appears in sections (a)(iv) and (a)(v) therein and replacing it with “on” where it appears in sections (a)(iv) and (a)(v) therein.

(b)       Section 1.01 of the SynchronySeries Indenture Supplement is amended by revising the definition of “SynchronySeries Principal Allocation Percentage” by deleting “after” where it appears in sections (a)(v) and (a)(vi) therein and replacing it with “on” where it appears in sections (a)(v) and (a)(vi) therein.

(c)       Section 3.12(a) of the SynchronySeries Indenture Supplement is amended by restating such section in its entirety to read as follows:

(a) Subject to Section 3.16(a) below, if SynchronySeries Available Principal Collections remaining after giving effect to Sections 3.09(a) through (e) are equal to or greater than the aggregate amount of SynchronySeries Available Principal Collections targeted to be deposited into the Principal Funding Sub-Accounts and Note Retirement Sub-Accounts for all Tranches of SynchronySeries Notes pursuant to Section 3.11, then that target amount will be deposited in the Principal Funding Sub-Account or Note Retirement Sub-Account, as applicable, established for each Tranche of SynchronySeries Notes. Subject to the terms of the preceding sentence, and notwithstanding anything to the contrary herein that requires a deposit to be made on a Transfer Date, any transfer of funds to a Principal Funding Sub-Account or Note Retirement Sub-Account may occur on or prior to the applicable Transfer Date.

SECTION 3. EFFECTIVENESS. This Agreement shall become effective as of May 28, 2021; provided that (i) each of the Indenture Trustee and the Issuer shall have executed and delivered a counterpart of this Agreement, (ii) the Issuer shall have delivered to the Indenture Trustee an Opinion of Counsel to the effect that the execution of this agreement is authorized or permitted by the Master Indenture and all conditions precedent contained in the Master Indenture have been satisfied and (iii) the Rating Agency Condition has been satisfied with respect to each Tranche of Notes issued pursuant to the SynchronySeries Indenture Supplement.

SECTION 4. BINDING EFFECT; RATIFICATION. (a) On and after the execution and delivery hereof, (i) this Agreement shall be a part of the SynchronySeries Indenture Supplement and (ii) each reference in the SynchronySeries Indenture Supplement to “this Agreement”, “this Indenture Supplement”, “hereof”, “hereunder” or words of like import, and each reference in any other Related Document to the SynchronySeries Indenture Supplement, shall mean and be a reference to the SynchronySeries Indenture Supplement as amended hereby.

(b)       Except as expressly amended hereby, the SynchronySeries Indenture Supplement shall remain in full force and effect and is hereby ratified and confirmed by the parties hereto.

SECTION 5. NO RECOURSE. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Citibank, N.A., not individually or personally, but solely as Trustee of the Issuer, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as a personal representation, undertaking and agreement by Citibank, N.A. but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Citibank, N.A., individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (d) Citibank, N.A. has not verified and made no investigation as to the accuracy or completeness of any representations and warranties made by the Issuer in this Indenture and (e) under no circumstances shall Citibank, N.A. be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this document.

SECTION 6. NO PETITION. The Indenture Trustee, by entering into this Agreement, agrees, to the fullest extent permitted by applicable law, that it will not at any time institute against the Transferor or the Issuer, or join in any institution against the Transferor or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, this Agreement or the Master Indenture.

SECTION 7. MISCELLANEOUS. (a) THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY, AND PERFORMANCE, BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BUT WITHOUT REGARD TO ANY OTHER CONFLICT OF LAWS PROVISIONS THEREOF) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

(b)       Headings used herein are for convenience of reference only and shall not affect the meaning of this Agreement.

(c)       This Agreement may be executed in any number of counterparts, and by the parties hereto on separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement. Executed counterparts may be delivered electronically.

(d)       The Indenture Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to the Indenture Supplement (as amended by this Agreement) and delivered using Electronic Means. If the Issuer elects to give the Indenture Trustee Instructions using Electronic Means and the Indenture Trustee in its discretion elects to act upon such Instructions, the Indenture Trustee’s understanding of such Instructions shall be deemed controlling. The Issuer understands and agrees that the Indenture Trustee cannot determine the identity of the actual sender of such Instructions and that the Indenture Trustee shall conclusively presume that directions that purport to have been sent by an Authorized Officer (including those Authorized Officers designated pursuant to a delegation of authority) listed on the incumbency certificate provided to the Indenture Trustee have been sent by such Authorized Officer. The Issuer shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Indenture Trustee and that the Issuer and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Issuer. The Indenture Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Indenture Trustee’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. The Issuer agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Indenture Trustee, including without limitation the risk of the Indenture Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Indenture Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Issuer; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Indenture Trustee immediately upon learning of any compromise or unauthorized use of the security procedures.

“Electronic Means” shall mean the following communication methods: e-mail, facsimile transmission, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Indenture Trustee, or another method or system specified by the Indenture Trustee as available for use in connection with its services hereunder.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

SYNCHRONY CARD ISSUANCE TRUST, as Issuer

By: Citibank, N.A., not in its individual capacity, but solely as Trustee on behalf of the Issuer

By:	/s/ Jose Mayorga

Name:	Jose Mayorga

Title:	Senior Trust Officer

Supplement No. 1 to SynchronySeries Indenture Supplement

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THE BANK OF NEW YORK MELLON, not in its individual capacity, but solely as the Indenture Trustee

By:	/s/ Rita Duggan

Name:	Rita Duggan

Title:	Vice President

Supplement No. 1 to SynchronySeries Indenture Supplement

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